Exhibit 99.4
AuthenTec, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended October 1, 2010

On September 3, 2010, AuthenTec, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, AU Merger, Inc., a wholly owned subsidiary of the Company (“Sub”), UPEK, Inc. (“UPEK”) and Sofinnova Capital IV FCPR, as the Stockholders Representative, pursuant to which Sub was merged with and into UPEK with UPEK surviving as a wholly-owned subsidiary of the Company (the “Merger”).

On September 7, 2010 pursuant to the Merger Agreement, we acquired all of the outstanding shares of capital stock of UPEK in exchange for 5,956,540 shares of our common stock and a non-interest bearing promissory note in the principal amount of $21,557,559 (the “Note”). Contingent upon vote by our shareholders, the Note could have been alternatively settled by issuing 7,984,281 shares of our common stock. Settlement of the Note in shares was solely based on approval by our shareholders and neither we nor the Note holders had the ability to require settlement in shares. The maturity date (the “Maturity Date”) of the Note is the earlier of (x) as soon as commercially practicable but in any event no later than three business days after the special meeting of our stockholders held to approve the settlement of the Note into an additional 7,984,281 shares of our common stock (the “Note Satisfaction Shares”) and (y) March 1, 2011 (subject to a 60-day extension upon the occurrence certain events). Pursuant to the Merger Agreement, the Note Satisfaction Shares were issued on December 22, 2010.

The Company convened a special meeting of its stockholders on December 17, 2010 (the “Special Meeting”) for the purpose of voting on the approval of the issuance of the Note Satisfaction Shares in full satisfaction of the Note.  At the Special Meeting, the stockholders approved the issuance of the Note Satisfaction Shares.  The Note Satisfaction Shares are being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), by reason of Section 4(2) thereof and/or Regulation D promulgated under the Act.

The completed Agreement and Plan of Merger is attached to the current report on Form 8-K filed by the Company on September 7, 2010 as exhibit 2.1 and is incorporated herein by reference.

On February 26, 2010, AuthenTec, Inc. acquired SafeNet, Inc.’s Embedded Security Solutions Division in a cash and stock transaction. Under terms of the acquisition of SafeNet’s Embedded Security Solutions Division (“the Acquisition”), AuthenTec paid $8.5 million in cash and issued 1.2 million shares (valued at $2.8 million at the closing) of its common stock. The transaction also calls for an earn-out of up to $2.5 million in cash based on the attainment of certain revenue goals for the remainder of 2010.

The completed Asset Purchase Agreement is contained in the 8-K filed by AuthenTec on February 26, 2010 as exhibit 2.1 and is incorporated herein by reference.

The accompanying unaudited pro forma condensed combined statement of operations for the nine months ended October 1, 2010 is based on the historical financial statements of AuthenTec, SafeNet’s Embedded Security Solutions Division and UPEK and presented as if the acquisitions had taken place on January 3, 2009. The unaudited pro-forma condensed combined statement of operations for the nine months ended October 1, 2010 combines AuthenTec’s historical consolidated statement of operations for the nine months ended October 1, 2010 with SafeNet’s Embedded Security Solutions’ Division historical consolidated statement of operations for the period from January 1, 2010 to February 28, 2010, and UPEK’s historical consolidated statement of operations for the period from January 1, 2010 to September 6, 2010.  The acquisitions of SafeNet, Inc.’s Embedded Security Solutions Division and UPEK are accounted for as a purchase of the aforementioned companies by AuthenTec, in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, any goodwill arising from the acquisitions has been determined as the excess of the acquisitions cost over the net of the amounts assigned to acquired assets and assumed liabilities. In the unaudited pro forma condensed combined balance sheets, as reported on the Form 8-K/A Exhibit 99.3, filed with the Securities and Exchange Commission on November 15, 2010, AuthenTec’s cost to acquire SafeNet’s Embedded Security Solutions Division and UPEK has been allocated to the assets acquired and liabilities assumed based upon AuthenTec’s preliminary estimate of their respective fair values as of the dates of the acquisitions. A portion of the UPEK purchase price was recorded as litigation dismissal expense in AuthenTec’s statement of operations for the three months ended October 1, 2010 related to the dismissal of patent lawsuit associated claims by both parties as a result of the merger. The final purchase price allocation for SafeNet’s Embedded Security Solutions Division and UPEK is dependent upon the completion of the valuations of Safenet’s Embedded Security Solutions Division’s and UPEK’s net assets acquired and liabilities assumed. AuthenTec expects to finalize the purchase price allocations for both acquisitions in the near future. The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in this section, although these amounts represent management’s best estimates as of the date of this document.

The unaudited pro forma condensed combined statement of operations for the nine months ended October 1, 2010 has been prepared for illustrative purposes only and is not necessarily indicative results of operations in future periods or that actually would have been realized had AuthenTec, SafeNet’s Embedded Security Solutions Division and UPEK been a combined company during the period presented. The unaudited pro forma condensed combined statement of operations should be read in conjunction with AuthenTec’s historical consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended October 1, 2010, filed with the Securities and Exchange Commission on November 15, 2010 and the Annual Report on Form 10-K for the year ended January 1, 2010, filed with the Securities and Exchange Commission on March 17, 2010 as well as SafeNet’s Embedded Security Solutions Division’s historical consolidated financial statements included in the Form 8-K/A, filed with the Securities and Exchange Commission on May 12, 2010 and UPEK’s historical consolidated financial statements included in the Form 8-K/A, filed with the Securities and Exchange Commission on November 15, 2010.

AuthenTec, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
 (In thousands, except for per share amounts)

	Historical			Pro Forma
				Adjustments
	AuthenTec	Embedded Security Solutions Division	UPEK	Embedded Security Solutions Division	UPEK		Combined
	For the nine months ended			For the nine months ended
	October 1, 2010	September 30, 2010	September 30, 2010	September 30, 2010	September 30, 2010		October 1, 2010
				(Note 1)
Revenues:
Products	$30,129	$2,063	$14,907	$-	$-		$47,099
	30,129	2,063	14,907	-	-		47,099
Cost of revenues:
Products	15,006	185	9,837	-			25,028
Amortization of intangible assets	-	178	-	(178)	-	A	762
				227		B
					535	B
	15,006	363	9,837	49	535		25,790

Gross profit	15,123	1,700	5,070	(49)	(535)		21,309

Operating expenses:
Research and development expenses	14,042	1,108	5,196	26	-		20,372
Selling and marketing expenses	8,896	814	3,557	56	-	B	14,501
					1,178	B
General and administrative expenses	9,065	363	6,025	-	(475)	G	13,199
				(712)	(1,067)	I
Litigation dismissal	4,141	-	-	-	(4,141)	H	-
Amortization of intangible assets	-	50	-	(50)	-	A	-
	36,144	2,335	14,778	(680)	(4,505)		48,072

Operating loss	(21,021)	(635)	(9,708)	631	3,970		(26,763)

Other income (expenses)
Earnout Adjustment	729	-	-	(729)	-	F	-
Interest income	124	-	3	-	-		127
Benefit from change in warrant carrying value	-	-	1,500	-	(1,500)	C	-
Interest and other income (expense), net	(190)	-	500	-	189	D	499
Other income (expenses), net	663	-	2,003	(729)	(1,311)		626

Loss before income taxes	(20,358)	(635)	(7,705)	(98)	2,659	J	(26,137)
Income tax expense (benefit)	(223)	29	23	35	-		(136)

Net loss	$(20,135)	$(664)	$(7,728)	$(133)	$2,659		$(26,001)

Net loss per common share, basic and diluted	$(0.67)						$(0.59)

Shares used in computing basic and diluted net loss per
common share	30,189			249	13,417	E	43,855

Note 1 Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined statement of operations has been prepared as if the mergers were completed on January 3, 2009 and reflects the following pro forma adjustments:

(A)	Adjustment to remove historical amortization expense of intangible assets from SafeNet’s Embedded Security Solutions Division’s statement of operations.
(B)	Adjustment to record depreciation and amortization expense associated with preliminary valuation of SafeNet’s Embedded Security Solutions Division and UPEK’s tangible and intangible assets.
(C)
Adjustment to remove historical benefit from change in warrant carrying value from UPEK’s statements of operations as the underlying warrants were exercised as a result of the acquisition and would have no continuing impact for AuthenTec.

(D)	Adjustment to remove historical interest expense and charge for beneficial conversion feature associated with promissory note from UPEK’s statement of operations.
(E)
To adjust the denominator for pro forma basic net loss per share to reflect the issuance of AuthenTec’s common stock related to the acquisition of SafeNet’s Embedded Security Solutions Division and UPEK as if the shares had been outstanding throughout the period presented.

(F)	Adjustment to remove contingent consideration reversal in connection with the acquisition of SafeNet’s Embedded Security Solutions Division.
(G)
Adjustments to remove the direct, incremental, non-recurring acquisition related costs for the acquisitions of SafeNet's Embedded Security Solutions Division and UPEK from the AuthenTec and UPEK statements of operations.

(H)	Adjustment to remove litigation dismissal charge as a result of UPEK acquisition as it would have no continuing impact for AuthenTec.
(I)
Adjustment to remove one-time non-recurring compensation charge due to change in control provisions triggered as a result of UPEK acquisition from the UPEK statement of operations as it would have no continuing impact for AuthenTec.

(J)	Adjustment to record estimated income tax provision for SafeNet’s Embedded Security Solutions Division using applicable statutory rates between 19% and 26%.

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